UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2006

K-SEA TRANSPORTATION PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-31920	20-0194477
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Tower Center Boulevard, 17th Floor
East Brunswick, New Jersey	08816
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 565-3818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective December 28, 2006, K-Sea Operating Partnership L.P. (“K-Sea OLP”), a wholly owned subsidiary of K-Sea Transportation Partners L.P. (the “Partnership”), entered into Amendment No. 4 (“Amendment No. 4”) to its Loan and Security Agreement dated March 24, 2005 (as amended, the “Amended Credit Agreement”) among K-Sea OLP, as Borrower, the Lenders party thereto, KeyBank National Association, as administrative agent and collateral trustee for the Lenders, and LaSalle Bank, National Association, as syndication agent.

Amendment No. 4 modifies the definition of “Asset Coverage Ratio” to mean the fair market value of all vessels constituting security under the Amended Credit Agreement divided by the aggregate revolving credit exposure.  Prior to Amendment No. 4, the ratio was determined by reference to the vessels’ orderly liquidation value.

Amendment No. 4 also modifies the definition of total capitalization, as reflected in the ratio of total funded debt to total capitalization, to include certain intangible assets previously excluded.

Interest on borrowings under the Amended Credit Agreement are determined quarterly based upon (1) the ratio of total funded debt to EBITDA (as defined in the agreement) and (2) whether the loan is based on the London interbank offered rate (a LIBOR-based loan) or on a rate per annum equal to the greater of (a) the bank’s prime rate, or (b) 0.50% in excess of the federal funds effective rate (a base rate loan).  The following table summarizes the rates of interest and commitment fees under the Amended Credit Agreement after giving effect to Amendment No. 4:

Period		Applicable Margin
When the Total Funded Debt to EBITDA Ratio is greater than or equal to	And less than	Base Rate Margin	LIBOR Margin	Commitment Fee Margin
3.50:1.00		0.250%	1.600%	0.300%
3.00:1.00	3.50:1.00	0.000%	1.350%	0.200%
2.50:1.00	3.00:1.00	0.000%	1.200%	0.200%
2.00:1.00	2.50:1.00	0.000%	0.950%	0.150%
	2.00:1.00	0.000%	0.700%	0.150%

Interest on a base rate loan is payable monthly over the term of the Amended Credit Agreement. Interest on a LIBOR-based loan is due at the earlier of the last day of each LIBOR interest period or every three months. Outstanding principal amounts are due upon termination.

Obligations under the Amended Credit Agreement continue to be secured by a first priority security interest, subject to permitted liens, on certain of K-Sea OLP’s vessels which collectively have a fair market value equal to at least 1.25 times the amount of the obligations (including letters of credit) outstanding under the Amended Credit Agreement.  Prior to Amendment No. 4, the ratio was determined by reference to the vessels’ orderly liquidation value.

KeyBank National Association and its affiliates or predecessors have in the past performed, and may in the future from time to time perform, investment banking, advisory, general financial or commercial services for the Partnership and its subsidiaries for which they have in the past received, and may in the future receive, customary fees and reimbursement of expenses.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to Amendment No. 4, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is filed herewith.

(d)           Exhibits.

10.1                           Amendment No. 4 to Loan and Security Agreement dated as of December 28, 2006 by and among K-Sea Operating Partnership L.P., as Borrower, the Lenders party thereto, KeyBank National Association, as administrative agent and collateral trustee for the Lenders, and LaSalle Bank, National Association, as syndication agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-SEA TRANSPORTATION PARTNERS L.P.

	By:	K-SEA GENERAL PARTNER L.P.,
its general partner

		By:	K-SEA GENERAL PARTNER GP LLC, its general partner

Date: January 5, 2007		By:	/s/ John J. Nicola
John J. Nicola
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1

Amendment No. 4 to the Loan and Security Agreement dated as of December 28, 2006 by and among K-Sea Operating Partnership L.P., as Borrower, the Lenders party thereto, KeyBank National Association, as Administrative Agent and Collateral Trustee for the Lenders, and LaSalle Bank, National Association, as Syndication Agent.